Exhibit 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 3, 1995 on the financial statements of USCOC of Ohio RSA #7, Inc. as of December 31, 1994, and for the year then ended, (and to all references to our firm) included in or made a part of PriCellular Corporation's Form S-3 registration statement of Class A Common Stock.



                                               /s/ Arthur Andersen LLP
                                               -----------------------


Chicago, Illinois
January 3, 1997